UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2023

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 15, 2023, the Board of Directors (the “Board”) of Mitek Systems, Inc. (the “Company”), based upon the recommendation of the Compensation Committee of the Board, approved the Company’s annual incentive program for the fiscal year ending September 30, 2023 (the “2023 Plan”). Pursuant to the terms of the 2023 Plan, certain full time permanent employees of the Company, including the Company’s executive team, will be eligible to receive cash bonuses based upon the achievement of certain corporate and individual performance goals during the 2023 fiscal year. These bonuses are designed to attract, motivate, retain and reward the Company’s employees and executive team.
Under the 2023 Plan, achievement is tied to two financial metrics, revenue and non-GAAP operating income margin calculated with respect to the Company’s key business areas, deposits, core identity and ID R&D, Inc., a direct wholly owned subsidiary of the Company ("ID R&D"). Participants in the deposits and core identity business areas are assigned a primary and secondary business area for purposes of the 2023 Plan. For participants who are director-level and above, 80% of the target incentive is based upon achievement of the revenue component of the 2023 Plan (with either (i) 100% of such target based upon the primary business area or (ii) 65 percentage points and 15 percentage points of such target based upon the primary and secondary business areas, respectively) and the remaining 20% is based upon achievement of the non-GAAP operating income margin component of the 2023 Plan, subject to additional limitations, as set forth in the 2023 Plan. For all other participants, 60% of the target incentive is based upon the achievement of the revenue component of the 2023 Plan (with either (i) 100% of such target based upon the primary business area or (ii) 50 percentage points and 10 percentage points of such target based upon the primary and secondary business areas, respectively), 10% of the target incentive is based upon the achievement of the non-GAAP operating income margin component of the 2023 Plan and the remaining 30% of the target incentive is based upon the achievement of individual objectives, as determined at the sole discretion of the Company, subject to additional limitations, as set forth in the 2023 Plan.
For participants in the ID R&D business area the plan targets are based on ID R&D revenue and revenue that is linked to core identity business. For participants who are director-level and above, 70% of the target incentive is based upon achievement of the ID R&D revenue component, 15% is based on achievement of revenue that is linked to the core identity business, and the remaining 15% is based upon achievement of the non-GAAP operating income margin component of the 2023 Plan, subject to additional limitations, as set forth in the 2023 Plan. For all other participants, 60% of the target incentive is based upon the achievement of the ID R&D revenue component, 10% of the target incentive is based upon the achievement of the non-GAAP operating income margin component of the 2023 Plan and the remaining 30% of the target incentive is based upon the achievement of individual objectives, as determined at the sole discretion of the Company, subject to additional limitations, as set forth in the 2023 Plan. The financial metrics shall be set by the Company upon approval by the Board, in its sole discretion.
Under the 2023 Plan, our Chief Executive Officer has a bonus target equal to 120% of his annualized salary; our Chief Financial Officer has a bonus target equal to 50% of his annualized salary; our Chief Technology Officer has a bonus target equal to 60% of his annualized salary; our Chief Legal Officer has a bonus target equal to 50% of his annualized salary and our General Manager has a bonus target equal to 50% of his annualized salary. The maximum bonus payable to participants is 200% of their respective bonus targets. A named executive officer must be a permanent full-time employee to qualify for participation in the 2023 Plan.
The foregoing description is intended only as a summary of the material terms of the 2023 Plan and is qualified in its entirety by reference to the text of the 2023 Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
10.1	Mitek Systems, Inc. Annual Incentive Program Fiscal 2023
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

March 15, 2023	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer

Exhibit Index

Exhibit Number	Description
10.1	Mitek Systems, Inc. Annual Incentive Program Fiscal 2023
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)